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                                  EXHIBIT 5.1

                          WILMER, CUTLER & PICKERING
                              100 LIGHT STREET                     WASHINGTON
                           BALTIMORE, MARYLAND 21202               BALTIMORE
                                                                   LONDON
                                 ----------                        BRUSSELS
                            TELEPHONE (410) 986-2800               BERLIN
                             FACSMILE (410) 986-2828

                               February 4, 1998

Capital Automotive REIT
1925 North Lynn Street
Suite 306
Arlington Virginia 22209

Gentlemen:

          As counsel for Capital Automotive REIT, a real estate investment trust organized under the laws of Maryland (the "Company"), we are familiar with the Company's Registration Statement on Form S-11 (File No. 333-41183), first filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on November 26, 1997, as amended by Amendment No. 1 to the Registration Statement filed with the Commission on January 13, 1998, Amendment No. 2 to the Registration Statement filed with the Commission on January 16, 1998 and Amendment No. 3 to the Registration Statement filed with the Commission on February 4, 1998, as may be further amended or supplemented (collectively, the "Registration Statement"), with respect to the offering (the "Offering") of up to 20,000,000 common shares of beneficial interest, $.01 par value (the "Firm Shares") and up to an additional 3,000,000 shares (the "Option Shares") subject to an Underwriters' over-allotment option (the "Over-allotment Option"), all of which are offered for the account of the Company. The Firm Shares and the Option Shares are hereafter referred to as the "Shares." In addition, the Registration Statement covers up to 1,277,794 common shares of beneficial interest of the Company, par value $.01 per share (the "Warrant Shares"), reserved for issuance upon exercise of the warrants to be issued to Friedman, Billings, Ramsey & Co., Inc. pursuant to the Warrant Agreement between the Company and American Stock (the "Underwriting Warrants").

          In connection with the foregoing, we have examined (i) the Declaration of Trust of the Company filed with the Maryland State Department of Assessments and Taxation ("SDAT") on October 20, 1997, (ii) the Amended and Restated Declaration of Trust of the Company filed as an Exhibit to the Registration Statement to be filed with SDAT immediately prior to the Closing of the Offering (the "Amended and Restated Declaration"), (iii) the Amended and Restated By-Laws of the Company dated as of February 3, 1998; (iv) the proposed
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Capital Automotive REIT
February 4, 1998

Page 2


form of Underwriting Agreement filed as an Exhibit to the Registration Statement with respect to the Shares (the "Underwriting Agreement"); (v) such records of the corporate proceedings of the Company, such certificates of public officials and such other documents as we deemed necessary to render this opinion. We have assumed that the Amended and Restated Declaration will have been filed with SDAT prior the sale and issuance of the Shares. Based on such examination and assumption, we are of the opinion that:

          1. The Company is duly organized as a real estate investment trust under the laws of the State of Maryland.

          2. The Shares have been duly authorized and when sold, issued and paid for pursuant to the duly executed Underwriting Agreement (in substantially the form filed as an exhibit to the Registration Statement) will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this Opinion as Exhibit 5.1 to the Registration Statement and the reference to us in the Prospectus which is part of the Registration Statement.

                              Very truly yours,

                              WILMER, CUTLER & PICKERING


                              By: /s/ JOHN B. WATKINS, JR.
                                 -------------------------------------
                                      John B. Watkins, Jr., a partner